Exhibit 1.1

ROYAL CARIBBEAN CRUISES LTD.
(a Liberian corporation)

Debt Securities

UNDERWRITING AGREEMENT

February 12, 2026

To the Underwriter or
Underwriters named in the
applicable Terms Agreement
hereinafter described

Ladies and Gentlemen:

From time to time Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), proposes to enter into one or more Terms Agreements (each a “Terms Agreement”) in the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in the applicable Terms Agreement (such firm or firms, whether one or more, constituting the “Underwriters” with respect to such Terms Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in such Terms Agreement (such Securities, with respect to such Terms Agreement, the “Underwritten Securities”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the applicable Terms Agreement.

The terms and rights of any particular issuance of Securities shall be as specified in the Terms Agreement relating thereto and in or pursuant to the indenture specified in such Terms Agreement (the “Indenture”).

Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Terms Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to the Underwriters (either one or more) who act without any firm being designated as their representative. As used herein, “you” and “your,” unless the context otherwise requires, shall mean the Representatives together with the other parties, if any, identified in the applicable Terms Agreement as additional co-managers with respect to Underwritten Securities purchased pursuant thereto. The obligations of the Underwriters under this Underwriting Agreement (this “Agreement”) and each Terms Agreement shall be several and not joint.

The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Terms Agreement with respect to the Underwritten Securities designated therein. The Terms Agreement relating to the offering of Underwritten Securities shall specify the principal amount of Underwritten Securities to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 9 hereof), the principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, the names of the Representatives in connection with such offering, the price at which the Underwritten Securities are to be purchased by the several Underwriters from the Company, the initial public offering price, if any, of the Underwritten Securities, the time and place of delivery and payment and any other variable terms of the Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates, change of control provisions, redemption or repayment provisions and sinking fund requirements applicable to the Underwritten Securities). The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (File No. 333-277554) in respect of the Securities not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”); and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Underwritten Securities has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is hereinafter called the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement relating to the Underwritten Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act is hereinafter called the “Preliminary Prospectus”; the final prospectus supplement relating to the Underwritten Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the 1933 Act after the date and time that this Agreement is executed by the parties hereto is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be.

Section 1. Representations and Warranties. (a) The Company represents and warrants to you and to each other Underwriter named in the applicable Terms Agreement, as of the Applicable Time (as defined herein) and as of the Time of Delivery (as defined herein), as follows:

(i)(1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) of the Underwritten Securities and (2) at the time of execution of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Underwritten Securities has been initiated or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1939 Act, and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use therein.

(iii) For the purposes of this Agreement and the Terms Agreement, the “Applicable Time” shall be such time as specified in the applicable Terms Agreement; the Preliminary Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 3(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, any other free writing prospectus listed in the applicable Terms Agreement and any electronic road show or other written communications reviewed and consented to by the Representatives and listed in the applicable Terms Agreement (each, a “Company Additional Written Communication”) does not include any information that conflicts with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, free writing prospectus or Company Additional Written Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this paragraph shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use therein.

(iv)(1) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1939 Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Time of Delivery (as defined in Section 2 hereof), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use in the Prospectus as amended or supplemented relating to such Securities (it being understood that this information shall only consist of the information referred to in the last sentence of Section 6(b) hereof) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act, of the Trustee (as defined in the Indenture).

(v) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package, the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(vi) The independent public accountants of the Company (the “Company Accountants”) who have reported upon the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, and have audited the Company’s internal control over financial reporting, are independent registered public accountants with respect to the Company as required by the 1933 Act and the rules and regulations adopted thereunder by the Commission and the Public Company Accounting Oversight Board (United States).

(vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the applicable Terms Agreement, and this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

(viii)(A) The consolidated financial statements, together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries (as hereinafter defined), considered as one enterprise, as of the dates shown and its results of operations and cash flows for the periods shown; (B) such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements or as indicated in footnotes or otherwise therein; (C) the selected financial data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly in all material respects the information shown therein; (D) the financial statement schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Liberia (“Liberia”), has the corporate power and authority to own or lease its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(x) Of the Company’s direct and indirect subsidiaries as of the date hereof (collectively, the “Subsidiaries”), those that are set forth on Schedule A hereto and as of the date of the applicable Terms Agreement those that are set forth on a schedule to the applicable Terms Agreement constitute “Significant Subsidiaries” as defined under Regulation S-X promulgated under the 1933 Act (the “Significant Subsidiaries”). Each Significant Subsidiary has been duly incorporated, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(xi) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any shareholder of the Company arising by operation of law, under the articles of incorporation or by-laws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party.

(xii) Except as described in the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and are validly issued, are fully paid and non-assessable, and are 100% owned by the Company, directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, mortgage or encumbrance of any kind.

(xiii) The Company had, at the respective dates indicated in the Pricing Disclosure Package and the Prospectus, a duly authorized and outstanding capitalization as set forth in the Pricing Disclosure Package and the Prospectus, as the case may be, under the caption “Capitalization” in the column entitled “Actual.”

(xiv) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of the Indenture relating thereto, against payment of the consideration therefor specified in the applicable Terms Agreement, the Underwritten Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Underwritten Securities will be in the form contemplated by the Indenture and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(xv)  The Base Indenture has been duly authorized, executed and delivered by the Company and the Trustee; the Supplemental Indenture has been duly authorized by the Company, and, when duly executed and delivered by the Company and the Trustee, the Indenture will (i) constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (ii) conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

(xvi) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business or operations of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xvii) Neither the Company nor any Significant Subsidiary is (i) in violation of its articles of incorporation, by-laws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except, with respect to clause (i) as it relates to any Significant Subsidiary, such violations and, with respect to clause (ii) as it relates to the Company or any Significant Subsidiary, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the applicable Terms Agreement and the Supplemental Indenture by the Company, the issuance, sale and delivery of the Underwritten Securities and the consummation by the Company of the transactions contemplated herein and therein and in the Registration Statement do not and will not (i) result in any violation of the provisions of the articles of incorporation, by-laws or other constitutive document of the Company or any Significant Subsidiary, (ii) conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or consents as would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) result in a violation of any existing applicable law (except that no representation is made with respect to any state securities or “blue-sky” laws), rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, except as disclosed in the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xviii) The Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders or decrees relating to the protection of the environment, except to the extent that the failure to so comply would not have a Material Adverse Effect.

(xix) No filing with, authorization, approval, consent or order of, or qualification with, any governmental body or agency, or of any other person or entity, is required for the due authorization, execution, delivery and performance by the Company of this Agreement, the applicable Terms Agreement, or the Supplemental Indenture and the valid authorization, issuance, sale, execution and delivery of the Underwritten Securities, except such as may be required under the 1939 Act, 1933 Act and the rules and regulations of the Commission thereunder (which have been obtained) or state securities or blue sky laws or except such as shall be obtained by the Company prior to issuance.

(xx) Solely in connection with the transactions to be carried out by the Underwriters pursuant to this Agreement, to the knowledge of the Company, it is not necessary under the laws of Liberia that the Underwriters be licensed, qualified or entitled to carry on business in Liberia, and will not be deemed resident or domiciled subject to any tax liability in Liberia solely by reason of purchasing the Underwritten Securities.

(xxi) The Company and its Subsidiaries have paid all national, state, municipal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for such failures to pay or to file as would not, individually or in the aggregate, have a Material Adverse Effect; and, except as otherwise disclosed in each of the Prospectus and the Pricing Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii) There is no tax, levy, duty, impost, deduction, charge, withholding or other tax (including without limitation, value added tax) imposed (A) on or by virtue of the execution, delivery or performance of this Agreement, the applicable Terms Agreement, the Indenture or any other document to be furnished hereunder or thereunder, (B) on the issuance of the Underwritten Securities or (C) on any payment (including all interest, principal, premium, if any, additional amounts, if any, and all other payments) to be made by the Company pursuant to this Agreement or the applicable Terms Agreement under the current laws and regulations of Liberia or any other jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or any other governmental entity therein; and all payments are otherwise payable free and clear of any other tax, levy, impost, deduction, charge, withholding or other tax (including without limitation, value added tax); except in each case for such amounts imposed on payments made to or due to holders of Underwritten Securities who are a tax resident of, have a physical presence in, or are otherwise treated as being engaged in a trade or business in a Relevant Taxing Jurisdiction other than by reason of the receipt or holding of such Underwritten Securities pursuant to this Agreement.

(xxiii) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters, the Company or any of its Subsidiaries in any Relevant Taxing Jurisdiction in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Underwritten Securities, (iii) so long as the Underwriters are not conducting business activity or operations in and are otherwise not tax resident in Liberia, the sale and delivery of the Underwritten Securities to the Underwriters, (iv) so long as the Underwriters are not conducting business activity or operations in and are otherwise not tax resident in Liberia, the resale and delivery of the Underwritten Securities by the Underwriters in the manner contemplated herein or (v) the applicable Terms Agreement, the Indenture or the Registration Statement, except in each case for such amounts that may be withheld on transfers or payments to holders who are a tax resident of, have a physical presence in, or are otherwise treated as being engaged in a trade or business in a Relevant Taxing Jurisdiction other than by reason of the receipt or holding of such Underwritten Securities pursuant to this Agreement.

(xxiv) The Company is not, and, after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds thereof as described in each of the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxv) (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

(xxvi) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit the preparation of financial statements (including, as applicable, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be) for external purposes in accordance with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting.

(xxvii) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act). The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(xxviii) Since the date of the latest audited financial statements incorporated by reference in the Pricing Disclosure Package or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxix) The Company and its Subsidiaries legally and beneficially own each of the passenger cruise vessels (each, a “Vessel” and collectively, “Vessels”) owned by them free and clear of all liens and encumbrances, except for liens and encumbrances (1) permitted under the indentures of the Company existing as of the date hereof, (2) permitted under the Indenture, (3) described in the Pricing Disclosure Package and the Prospectus or (4) such as would not, individually or in the aggregate, have a Material Adverse Effect, and each Vessel is registered in the name of the relevant Subsidiary of the Company which owns such Vessel under the laws, regulations and flag of the nation of its respective registration.

(xxx) Each of the Company and its Subsidiaries (1) holds all governmental licenses, permits and other approvals required to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except to the extent the failure to hold any such governmental licenses, permits or other approvals would not reasonably be expected to have a Material Adverse Effect and (2) has obtained all such governmental licenses, authorizations, consents, permits and approvals as may be required for the operation of each Vessel in compliance with all applicable laws, except to the extent that failure to having obtained such governmental licenses, authorizations, consents, permits and approvals would not reasonably be expected to have a Material Adverse Effect.

(xxxi) Each of the Company and its Subsidiaries is in compliance with all applicable laws, rules, regulations, judgments, orders or decrees relating to the protection of the environment, except to the extent that the failure to so comply would not have a Material Adverse Effect.

(xxxii) Each of the Company and its Subsidiaries are insured with policies covering such risks in such amounts and with such limitations, exclusions and deductibles as it believes are sufficient for their businesses. The Company and its Subsidiaries have not received any notice of non-compliance (and to their knowledge no such notice has been threatened) with the terms of such policies that would materially affect their aggregate insurance coverage. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiii) (i) None of the Company or its Subsidiaries, or, to the Company’s knowledge, any director, officer, employee, affiliate or other representative of the Company or of its Subsidiaries acting on behalf of the Company or of any of its Subsidiaries, has, in the previous five years, taken an action in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any government official, political party or official thereof, or any other person for purposes of influencing any act or decision of such official in his official capacity, inducing such official to do or omit to do any act in violation of the lawful duty of such official, or securing an improper advantage or inducing such official to unlawfully use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist the Company and its Subsidiaries in obtaining or retaining business for or with, or directing business to, any person in violation of applicable anti-bribery or anti-corruption laws; and (ii) neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering of the Underwritten Securities in violation of (i) above. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure, and which are reasonably likely to continue to ensure, compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiv) The operations of the Company and its Subsidiaries are and have been, to the knowledge of the Company, conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv) None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its Subsidiaries, is, or is owned 50 percent or more or controlled by one or more Persons that are: an individual, government or entity (“Person”) that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), nor located, organized or resident in a country or region that is currently subject to territorial Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kerson regions of Ukraine, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (with respect to Syria, only until July 1, 2025), each of the foregoing a “Sanctioned Jurisdiction”). Except as permissible under applicable law, the Company will not, directly or knowingly indirectly, use the proceeds of the offering of the Underwritten Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or region that, at the time of such funding or facilitation, is the subject of Sanctions or a Sanctioned Jurisdiction, respectively. Except as permissible under applicable law, the Company and its Subsidiaries are not now knowingly engaged in, and will not knowingly engage in, and except as previously disclosed to the Underwriters or as otherwise disclosed in the Pricing Disclosure Package, the Company and its Subsidiaries have not during the past five years knowingly engaged in, any dealings or transactions with any Person or in any country or territory that, at the time of the dealing or transaction, is or was the subject of Sanctions or a Sanctioned Jurisdiction, respectively.

(xxxvi) The Company and its Subsidiaries and their respective officers and directors (in their capacities as such) are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(xxxvii)  The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities.

(xxxviii) (i) The Company and its Subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect; (ii) except as would not reasonably be expected to have a Material Adverse Effect, the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, except where such infringement, misappropriation or violation would not reasonably be expected to have a Material Adverse Effect.

(xxxix) Except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, including but not limited to personally identifiable information, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its Subsidiaries has been notified of, and each of them has no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, and as required by applicable law and regulatory standards. The Company and its Subsidiaries, considered as one enterprise, are in material compliance with all applicable laws, statutes, regulations and orders from any governmental body or agency, and their respective contractual obligations and privacy policies, in each case relating to the privacy and security of IT Systems and Data.

(b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or counsel for the Underwriters in connection with the offering of Underwritten Securities pursuant to this Agreement or the applicable Terms Agreement shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

Section 2. Sale and Delivery to the Underwriters; Closings.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly to purchase from the Company, at the purchase price set forth in the applicable Terms Agreement, the principal amount of the Securities set forth opposite such Underwriter’s name in the applicable Terms Agreement.

(b) Upon the execution of the Terms Agreement applicable to any Underwritten Securities and authorization by the Representatives of the release of such Underwritten Securities, the several Underwriters propose to offer such Underwritten Securities for sale upon the terms and conditions set forth in the Prospectus, as amended or supplemented.

(c) Underwritten Securities to be purchased by each Underwriter pursuant to the Terms Agreement relating thereto, in the form specified in such Terms Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter of Underwritten Securities as follows:

(a) To prepare the Prospectus as amended and supplemented in relation to the applicable Underwritten Securities in a form approved by the Representatives and to file timely such Prospectus pursuant to Rule 424(b) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus, as then amended or supplemented after the Applicable Time and prior to the Time of Delivery for such Securities to which the Representatives reasonably object promptly after reasonable notice thereof (other than notice in connection with filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the 1934 Act that do not relate to the offering of the Securities); to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to prepare a final term sheet, containing a description of the Underwritten Securities, substantially in a form approved by the Representatives (attached as Exhibit B hereto) and to file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act; to file promptly all reports and any other information required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of such Underwritten Securities; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended prospectus has been filed with the Commission and to furnish the Representatives with copies thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus or threatening any proceeding for that purpose or pursuant to Section 8A of the 1933 Act relating to such Underwritten Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of such Underwritten Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or any proceeding for that purpose or pursuant to Section 8A of the 1933 Act relating to such Underwritten Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Underwritten Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) The Company will use its commercially reasonable efforts to furnish the Underwriters, prior to 5:00 P.M., New York City time, on the New York Business Day (as defined herein) next succeeding the date of this Agreement and from time to time, with electronic copies of the Preliminary Prospectus and the Prospectus as amended or supplemented in New York City, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Underwritten Securities and if at such time any event shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package or Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the 1934 Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the 1933 Act, the 1934 Act or the 1939 Act or the respective rules thereunder, and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Pricing Disclosure Package or Prospectus or a supplement to the Pricing Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance. For purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the relevant Underwritten Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Underwritten Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(d) The Company will make generally available to its security holders an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) To the extent provided in the Terms Agreement, the Company will not, between the date of the applicable Terms Agreement and continuing to and including the Time of Delivery for such Underwritten Securities, without the Representatives’ prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Underwritten Securities (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement), except as may otherwise be provided in the applicable Terms Agreement.

(f) For a period of one year after the Time of Delivery, the Company will furnish to you and to each Underwriter that so requests copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, as the case may be, or such other similar forms as may be designated by the Commission, and such other documents, reports and information relating to the Company’s business or finances as shall be furnished by the Company to its shareholders generally; provided that the Company shall have no obligation to furnish any document that is publicly available via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(g) The Company, during the period when a prospectus is required to be delivered under the 1933 Act (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(h) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 3(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses listed in the Terms Agreement and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives, any such Issuer Free Writing Prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”; and (ii) each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more free writing prospectuses relating to the Underwritten Securities containing customary information and conveyed to purchasers or potential purchasers of Underwritten Securities, it has not made and will not make any offer relating to the Underwritten Securities that would constitute a free writing prospectus required to be filed with the Commission, provided that in no case shall any Underwriter make or use any Issuer Free Writing Prospectus or any free writing prospectus that the Company would be obligated to file with the Commission unless the Company shall have consented thereto in writing.

(i)  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus relating to an offering of Underwritten Securities after the pricing thereof and prior to the Time of Delivery with respect thereto, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such statement or omission or will amend or supplement the Pricing Disclosure Package to comply with applicable law; provided, however, that the Company shall have no obligation to correct any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use therein (it being understood and agreed that this information shall only consist of the information referred to in the last sentence of Section 6(b) hereof).

(k) The Company will apply the net proceeds from the sale of the Underwritten Securities in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

Section 4. Payment of Expenses.

(a) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the applicable Terms Agreement (it being understood and agreed that except as provided in Section 6 and this Section 4, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel) including (i) the printing and filing of the Registration Statement (including financial statements, schedules and exhibits), as originally filed and as amended, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the certificates for the Underwritten Securities and a survey of state securities or blue sky laws (the “Blue Sky Survey”), (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the cost incident to the authorization, preparation, issuance, sale and delivery of the Underwritten Securities, including any Stamp Taxes and any transfer tax or other duties payable in connection therewith, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Underwritten Securities under the applicable securities laws in accordance with Section 3(c) and any filing for review of the offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including filing fees and reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey in an aggregate amount not to exceed $25,000, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Underwritten Securities, (viii) any fees payable in connection with the rating of the Underwritten Securities and (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange.

(b) If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 8(a), the Company shall reimburse the Underwriters named in such Terms Agreement through you for all their reasonable out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the satisfaction or waiver, as determined by the Representatives in their sole discretion, of the following conditions precedent on or prior to the Time of Delivery:

(a) The Prospectus as amended or supplemented in relation to the applicable Underwritten Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 3(a) hereof; the final term sheet contemplated by Section 3(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433 under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company shall have been instituted or be pending or have been threatened by the Commission under the 1933 Act and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission and no proceeding for such purpose or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its Subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act; and (ii) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, from that set forth in the Pricing Disclosure Package that, in the Underwriters’ judgment, makes it impracticable to proceed with the offering, sale or delivery of the Underwritten Securities on the terms and in the manner contemplated by the Pricing Disclosure Package.

(c) (i) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Applicable Time and on and as of the Time of Delivery as if made on and as of the Time of Delivery; (ii) the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Time of Delivery; and (iii) the Company shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Time of Delivery.

(d) The Underwriters shall have received at the Time of Delivery a certificate, dated as of the Time of Delivery, signed by the Chief Financial Officer and the Treasurer or Controller of the Company to the effect set forth in Sections 5(b) and (c).

(e) At the Time of Delivery, you shall have received (i) the signed opinion, taxation opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Company, (ii) the signed opinion of Watson Farley & Williams LLP, outside Liberian counsel for the Company and (iii) the signed opinion of Faegre Drinker Biddle & Reath LLP, special U.S. Federal tax counsel for the Company, each dated as of the Time of Delivery, in form and substance reasonably satisfactory to counsel for the Underwriters.

(f) On the date of the Terms Agreement for such Underwritten Securities and at the Time of Delivery for such Underwritten Securities, the Underwriters shall have received a written certificate as of dated such date and executed by the Chief Financial Officer of the Company, which shall contain statements and information of the type ordinarily included in a “CFO certificate,” providing “management comfort” with request to certain financial information contained in the Pricing Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to counsel for the Underwriters.

(g) On the date of the Terms Agreement for such Underwritten Securities and at the Time of Delivery for such Underwritten Securities, the Company Accountants who have certified the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall have furnished to the Representatives a letter, dated the date of the Terms Agreement, and a letter dated as of the Time of Delivery, respectively, as to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(h) The Underwriters shall have received at the Time of Delivery the signed opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated as of the Time of Delivery, and with respect to such matters as may be reasonably requested by the Underwriters.

(i) On or before the Time of Delivery, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Underwritten Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(j) The Company shall have executed and delivered the Supplemental Indenture, in form and substance reasonably satisfactory to counsel for the Underwriters, and the Underwriters shall have received executed copies thereof.

(k) The sale of the Underwritten Securities shall not be enjoined (temporarily or permanently) at the Time of Delivery.

(l) To the extent provided in the Terms Agreement, the Underwritten Securities shall have been duly authorized for listing by the New York Stock Exchange or any other applicable securities exchange, subject only to official notice of issuance thereof.

(m) The Company shall have complied with the provisions of Section 3(b) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement or the applicable Terms Agreement to be fulfilled, the applicable Terms Agreement may be terminated by you upon notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Notwithstanding any such termination, the provisions of Sections 6, 7, 12 and 13 herein shall remain in effect.

Section 6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless (1) each Underwriter, (2) each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (3) each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act that is (x) a broker-dealer or (y) sells Underwritten Securities in the offering referred to in the Terms Agreement dated February 12, 2026 (an “Affiliate”), and (4) directors and officers of each Underwriter, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Pricing Disclosure Package or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(iii)  against any and all expense whatsoever, as incurred (including fees and disbursements of one separate counsel (in addition to one local counsel in each applicable jurisdiction) chosen by you to represent the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by an Underwriter through any Representative of an offering of Underwritten Securities expressly for use in the Registration Statement (or in any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company Additional Written Communication or the Pricing Disclosure Package (it being understood that this information shall only consist of the information referred to in the last sentence of Section 6(b) hereof).

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto. The Company hereby acknowledges that the only information that an Underwriter through any Representative of an offering of Underwritten Securities have furnished or confirmed to the Company expressly for use in the Registration Statement (or in any amendment thereto), the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company Additional Written Communication or the Pricing Disclosure Package consist of the ninth paragraph under the heading “underwriting” in the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 6. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any findings of fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any loss, liability, claim, damage or expense (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Underwritten Securities on the other hand from the offering of the Underwritten Securities to which such loss, liability, claim, damage or expense (or actions in respect thereof) relates or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters of the Underwritten Securities on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other hand in connection with the offering of the Underwritten Securities shall be deemed to be in the same respective proportions as the total net proceeds from such offering of the Underwritten Securities (before deducting expenses) received by the Company and the total discounts, commissions and other compensation received by the Underwriters bear to the aggregate offering price of the Underwritten Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective underwriting obligations with respect to such Underwritten Securities and not joint.

(e) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the loss, liability, claim, damage or expense (or actions in respect thereof) referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, its officers set forth in or made pursuant to this Agreement or the applicable Terms Agreement and the indemnities of the Underwriters set forth in this Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of the Company or any Underwriter, its officers or directors, controlling person or Affiliate and will survive delivery of and payment for the Underwritten Securities.

Section 8. Termination of Agreement.

(a) The Representatives may terminate this Agreement and the applicable Terms Agreement, by notice to the Company at any time at or prior to the Time of Delivery (i) if there has been any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis, if the effect of any such event or events is material and adverse, and such as to make it, in your judgment, impracticable or inadvisable to enforce contracts for the sale of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus, (ii) if trading in any securities of the Company has been suspended or materially limited, or if trading generally on the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or (iii) if a banking moratorium has been declared by either federal or New York authorities or there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. As used in this Section 8(b), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

(b) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(d) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Section 6 hereof, and the provisions of Sections 7, 12, 13 and 14 hereof shall remain in effect.

Section 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Underwritten Securities that it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 36-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions hereunder bear to the underwriting obligation proportions of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

In the event of any such default that does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be promptly confirmed in writing). Notices to you or the Underwriters shall be directed to the address of the Representatives as set forth in the Terms Agreement; notices to the Company shall be directed to the Company at 1050 Caribbean Way, Miami, Florida 33132, attention of Jason Liberty, Chief Executive Officer, with a copy to the Senior Vice President, Chief Legal Officer and Secretary of the Company at 1050 Caribbean Way, Miami, Florida 33132.

Section 11. Parties. This Agreement and the applicable Terms Agreement are made solely for the benefit of you, the Company and any Underwriter who becomes a party to such Terms Agreement and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 8, no other person shall acquire or have any right under or by virtue of this Agreement and the applicable Terms Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Underwritten Securities. All of the obligations of the Underwriters hereunder are several and not joint.

Section 12. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

Section 13. Consent to Jurisdiction and Service of Process. The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement, the applicable Terms Agreement or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company hereby irrevocably designates and appoints CT Corporation System as the Company’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation System and written notice of said service to the Company, mailed or delivered to the Company’s Senior Vice President, Chief Legal Officer and Secretary, 1050 Caribbean Way, Miami, Florida 33132 shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Said designation and appointment shall be irrevocable. Nothing in this Section 13 shall affect the right of the Underwriters, their affiliates or any indemnified party to serve process in any manner permitted by law or limit the right of the Underwriters, their affiliates or any indemnified party to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Agreement or the applicable Terms Agreement shall be outstanding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the applicable Terms Agreement, to the extent permitted by law.

Section 14. Judgment Currency. The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the spot rate or exchange at which the Underwriters are able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriters. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States currency.

Section 15. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 16. Trial by Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 17. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Underwritten Securities pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Representatives and the several Underwriters and any of their agents or affiliates through which they may be acting, on the other, (ii) in connection therewith and with the process leading to such transaction each Representative and each Underwriter is acting solely as a principal and not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party, (iii) neither the Representatives nor any Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Representatives and the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 18. Tax Disclosure. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinion and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to facts that may be relevant to that treatment.

Section 19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Section 20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Section 22. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement, the applicable Terms Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof or thereof. If any section, paragraph or provision of this Agreement or the applicable Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Naftali Holtz
Name: Naftali Holtz
Title: Chief Financial Officer

Accepted as of the date hereof:

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Saee Athalye
Name: Saee Athalye
Title: Vice President

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Hadley
Name: Thomas Hadley
Title: Managing Director

By:	PNC CAPITAL MARKETS LLC

By:	/s/ Christian Percy
Name: Christian Percy
Title: Senior Associate

On behalf of each of the Underwriters

EXHIBIT A

ROYAL CARIBBEAN CRUISES LTD.
(a Liberian corporation)

4.750% Senior Notes due 2033

5.250% Senior Notes due 2038

TERMS AGREEMENT

Dated: February 12, 2026

To:	Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132

Ladies and Gentlemen:

We (the “Representatives”) understand that Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the underwriting agreement dated February 12, 2026 among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and PNC Capital Markets LLC (the “Underwriting Agreement”), to issue and sell $1,250,000,000 principal amount of its 4.750% Senior Notes due 2033 (the “2033 Notes”) and $1,250,000,000 principal amount of its 5.250% Senior Notes due 2038 (the “2038 Notes” and, together with the 2033 Notes, the “Notes” or “Underwritten Securities”). Subject to the terms and conditions stated herein and in the Underwriting Agreement, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names, to the extent any are purchased, at the purchase price set forth below.

Underwriter	Principal Amount of the 2033 Notes	Principal Amount of the 2038 Notes
J.P. Morgan Securities LLC	$127,246,000	$127,246,000
Morgan Stanley & Co. LLC	127,244,000	127,244,000
PNC Capital Markets LLC	127,244,000	127,244,000
BNP Paribas Securities Corp.	57,692,000	57,692,000
BofA Securities, Inc.	57,692,000	57,692,000
Citigroup Global Markets Inc.	57,692,000	57,692,000
Goldman Sachs & Co. LLC	57,692,000	57,692,000
Mizuho Securities USA LLC	57,692,000	57,692,000
Scotia Capital (USA) Inc.	57,692,000	57,692,000
SMBC Nikko Securities America, Inc.	57,692,000	57,692,000
Truist Securities, Inc.	57,692,000	57,692,000
BBVA Securities Inc.	33,654,000	33,654,000
CIBC World Markets Corp.	33,654,000	33,654,000
Citizens JMP Securities, LLC	33,654,000	33,654,000
DNB Carnegie, Inc.	33,654,000	33,654,000
Fifth Third Securities, Inc.	33,654,000	33,654,000
Lloyds Securities Inc.	33,654,000	33,654,000
NatWest Markets Securities Inc.	33,654,000	33,654,000
Regions Securities LLC	33,654,000	33,654,000
Commerz Markets LLC	16,346,000	16,346,000
HSBC Securities (USA) Inc.	16,346,000	16,346,000
Huntington Securities, Inc.	16,346,000	16,346,000
Nordea Bank Abp	16,346,000	16,346,000
R. Seelaus & Co., LLC	16,346,000	16,346,000
Santander US Capital Markets LLC	16,346,000	16,346,000
SG Americas Securities, LLC	16,346,000	16,346,000
CaixaBank, S.A.	7,692,000	7,692,000
DZ Financial Markets LLC	7,692,000	7,692,000
SEB Securities, Inc.	7,692,000	7,692,000
Total	$1,250,000,000	$1,250,000,000

$1,250,000,000 4.750% Senior Notes due 2033

The 2033 Notes shall have the following terms:

Title of Securities: Senior Notes
Currency: United States Dollars
Principal amount to be issued: $1,250,000,000
Current unsecured debt ratings: [Intentionally Omitted]
Interest rate or formula: 4.750%
Interest payment dates: May 15 and November 15 of each year, commencing November 15, 2026
Record Dates: May 1 and November 1 of each year
Stated maturity date: May 15, 2033
Redemption or repayment provisions: None, except as provided by Sections 1108 and 1109 of the indenture dated as of July 31, 2006 (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, to be dated February 27, 2026 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.
Sinking fund requirements: None
Initial public offering price: 99.699% plus accrued interest, if any, from February 27, 2026
Purchase price: 99.074% plus accrued interest, if any, from February 27, 2026 (payable in same day funds)
Conversion provisions: None
Defeasance provisions: The provisions of Sections 403 and 1004 of the Base Indenture relating to defeasance shall apply to the Underwritten Securities
Other terms: The covenants set forth in the Prospectus Supplement and the Indenture shall apply to the Underwritten Securities
Applicable Time: 3:40 p.m. (Eastern time) on February 12, 2026

Representatives of the Underwriters:
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

PNC Capital Markets LLC
300 Fifth Ave, 10th Floor
Pittsburgh, PA 15222

Closing Time and location: 10:00 a.m. (Eastern time), February 27, 2026 at Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York 10001
Exchange Listing: The Underwritten Securities are intended to be listed on TISE.
Issuer Free Writing Prospectus (referred to in Section 1(a)(iii) of the Underwriting Agreement): Final term sheet dated February 12, 2026

$1,250,000,000 5.250% Senior Notes due 2038

The 2038 Notes shall have the following terms:

Title of Securities: Senior Notes
Currency: United States Dollars
Principal amount to be issued: $1,250,000,000
Current unsecured debt ratings: [Intentionally Omitted]
Interest rate or formula: 5.250%
Interest payment dates: February 27 and August 27 of each year, commencing August 27, 2026
Record Dates: February 13 and August 13 of each year
Stated maturity date: February 27, 2038
Redemption or repayment provisions: None, except as provided by Sections 1108 and 1109 of the indenture dated as of July 31, 2006 (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, to be dated February 27, 2026 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.
Sinking fund requirements: None
Initial public offering price: 99.833% plus accrued interest, if any, from February 27, 2026

Purchase price: 99.158% plus accrued interest, if any, from February 27, 2026 (payable in same day funds)
Conversion provisions: None
Defeasance provisions: The provisions of Sections 403 and 1004 of the Base Indenture relating to defeasance shall apply to the Underwritten Securities
Other terms: The covenants set forth in the Prospectus Supplement and the Indenture shall apply to the Underwritten Securities
Applicable Time: 3:40 p.m. (Eastern time) on February 12, 2026
Representatives of the Underwriters:
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

PNC Capital Markets LLC
300 Fifth Ave, 10th Floor
Pittsburgh, PA 15222

Closing Time and location: 10:00 a.m. (Eastern time), February 27, 2026 at Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York 10001
Exchange Listing: The Underwritten Securities are intended to be listed on TISE.
Issuer Free Writing Prospectus (referred to in Section 1(a)(iii) of the Underwriting Agreement): Final term sheet dated February 12, 2026

Except to the extent amended hereby, the provisions contained in the Underwriting Agreement are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations, warranties and covenants set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, provided that each reference therein to (1) Prospectus shall be to the Prospectus Supplement, dated February 12, 2026, together with the Base Prospectus, dated February 29, 2024, (2) Preliminary Prospectus shall be to the Preliminary Prospectus Supplement, dated February 12, 2026, together with the Base Prospectus, dated February 29, 2024, as amended and supplemented immediately prior to the Applicable Time, and (3) Issuer Free Writing Prospectus shall be to any Issuer Free Writing Prospectus specifically referred to in this Terms Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined. All of the Company’s direct and indirect Significant Subsidiaries are set forth on Schedule A hereto.

The Underwritten Securities will be issued only in book-entry form through the facilities of The Depository Trust Company (the “Depository”). Delivery of the Underwritten Securities will be made through the book-entry facilities of the Depository for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

Acting on behalf of themselves and each of the other named Underwriters

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Saee Athalye
Name: Saee Athalye
Title: Vice President

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Hadley
Name: Thomas Hadley
Title: Managing Director

By:	PNC CAPITAL MARKETS LLC

By:	/s/ Christian Percy
Name: Christian Percy
Title: Senior Associate

Accepted:

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Naftali Holtz
Name: Naftali Holtz
Title: Chief Financial Officer

EXHIBIT B
Form of Final Term Sheet

Royal Caribbean Cruises Ltd.

Final Term Sheet

$1,250,000,000 4.750% Senior Notes due 2033
$1,250,000,000 5.250% Senior Notes due 2038

$1,250,000,000 4.750% Senior Notes due 2033 (the “2033 Notes”)

Issuer:	Royal Caribbean Cruises Ltd.

Principal Amount:	$1,250,000,000

Gross Proceeds:	$1,246,237,500

Maturity:	May 15, 2033, unless earlier redeemed or repurchased

Coupon (Interest Rate):	4.750%

Price to the Public:	99.699%

Yield to Maturity:	4.797%

Spread to Benchmark Treasury:	+92 basis points

Benchmark Treasury:	UST 4.000% due January 31, 2033

Benchmark Treasury Price and Yield:	100-23 3/4; 3.877%

Interest Payment Dates:	May 15 and November 15 of each year, commencing November 15, 2026

Interest Payment Record Dates:	May 1 and November 1 of each year

Optional Redemption:

Prior to February 15, 2033 (the date that is three months prior to the maturity date) (the “2033 Par Call Date”), the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the 2033 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption

In addition, on or after the 2033 Par Call Date, the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption

Denominations:	$2,000 x $1,000

CUSIP / ISIN:	78017TAC7 / US78017TAC71

Trade Date:	February 12, 2026

Settlement Date:	February 27, 2026 (T+10)

Ratings:*	[Intentionally Omitted]

Lead Book-running Managers:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC PNC Capital Markets LLC

Senior Book-running Managers:**

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Truist Securities, Inc.

Book-running Managers:**	BBVA Securities Inc. CIBC World Markets Corp. Citizens JMP Securities, LLC DNB Carnegie, Inc. Fifth Third Securities, Inc. Lloyds Securities Inc. NatWest Markets Securities Inc. Regions Securities LLC

Co-Managers:**

CaixaBank, S.A.

Commerz Markets LLC

DZ Financial Markets LLC

HSBC Securities (USA) Inc.

Huntington Securities, Inc.

Nordea Bank Abp

R. Seelaus & Co., LLC

Santander US Capital Markets LLC

SEB Securities, Inc.

SG Americas Securities, LLC

$1,250,000,000 5.250% Senior Notes due 2038 (the “2038 Notes” and, together with the 2033 Notes, the “Notes”)

Issuer:	Royal Caribbean Cruises Ltd.

Principal Amount:	$1,250,000,000

Gross Proceeds:	$1,247,912,500

Maturity:	February 27, 2038, unless earlier redeemed or repurchased

Coupon (Interest Rate):	5.250%

Price to the Public:	99.833%

Yield to Maturity:	5.269%

Spread to Benchmark Treasury:	+117 basis points

Benchmark Treasury:	UST 4.000% due November 15, 2035

Benchmark Treasury Price and Yield:	99-06+; 4.099%

Interest Payment Dates:	February 27 and August 27 of each year, commencing August 27, 2026

Interest Payment Record Dates:	February 13 and August 13 of each year

Optional Redemption:

Prior to August 27, 2037 (the date that is six months prior to the maturity date) (the “2038 Par Call Date”), the Company may redeem the 2038 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2038 Notes matured on the 2038 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the 2038 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption

In addition, on or after the 2038 Par Call Date, the Company may redeem the 2038 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2038 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption

Denominations:	$2,000 x $1,000

CUSIP / ISIN:	78017TAD5 / US78017TAD54

Trade Date:	February 12, 2026

Settlement Date:	February 27, 2026 (T+10)

Ratings:*	[Intentionally Omitted]

Lead Book-running Managers:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC PNC Capital Markets LLC

Senior Book-running Managers:**

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Truist Securities, Inc.

Book-running Managers:**	BBVA Securities Inc. CIBC World Markets Corp. Citizens JMP Securities, LLC DNB Carnegie, Inc. Fifth Third Securities, Inc. Lloyds Securities Inc. NatWest Markets Securities Inc. Regions Securities LLC

Co-Managers:**

CaixaBank, S.A.

Commerz Markets LLC

DZ Financial Markets LLC

HSBC Securities (USA) Inc.

Huntington Securities, Inc.

Nordea Bank Abp

R. Seelaus & Co., LLC

Santander US Capital Markets LLC

SEB Securities, Inc.

SG Americas Securities, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the preliminary prospectus supplement dated February 12, 2026 related to the offering of the Notes.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Note: One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through, or intermediated by, U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

It is expected that delivery of the Notes will be made against payment therefor on or about February 27, 2026, which will be the tenth business day following the date of pricing of the Notes (such settlement cycle being referred to herein as “T+10”). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and accompanying prospectus related to that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or PNC Capital Markets LLC toll-free at 1-855-881-0697.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE A

Significant Subsidiaries:

Celebrity Cruises Inc.

Celebrity Cruises Holdings Inc.
RCL Cruises Ltd.